Exhibit 10.8

GLOBAL CLEAN ENERGY
4150 Sainte-Catherine Street West, Suite 525
Montreal, Quebec H3Z 2Y5
(T) (514) 288-8070, (F) (514) 288-8655

BY MAIL AND TELECOPIER

April 24, 2008

Louis-Philippe Senecal, Eng.
Project Manager
CASCADES ENGINEERING & PROJECTS INC.
465 Boul. Marie Victorin,
Kinglsey Falls, Quebec J0A 1B0

Re: Quote No. 1928, Budget B.

Dear Sir,

The following is in furtherance to the Budgetary Engineering Quotation submitted to Mr. Philip Azimov of April 15th, 2008.

At this time we want to commence with the Phase I, Scope of Work, as is outlined in the proposal, which includes the following requirements:

•	Project management;

•	Drafting personnel in order to provide CAD documents of the pump;

•	The required fabrication services to build the prototypes required;

•	The proper testing facility in order to perform in house test, including proper documentation and planning for UK coal dredging.

We ask that you please advise what you will need to start the project.

Yours truly,

GLOBAL CLEAN ENERGY INC.

/s/ Ken Adessky

Per: Kenneth S. Adessky